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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 20, 2006 relating to the financial statements and financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of discontinued operations discussed in Note 10, as to which the date is October 4, 2006, which appears in Affordable Residential Communities Inc.'s current report on Form 8-K dated October 5, 2006. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Denver, Colorado
December 4, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM